Exhibit 99.1

SONICWALL REPORTS FIRST QUARTER REVENUES AND EARNINGS

Sunnyvale, Calif.—April 18, 2002—SonicWALL, Inc. (NASDAQ: SNWL), the leading provider of comprehensive Internet security solutions, today reported revenues of $28.1 million for the first quarter ended March 31, 2002, representing an increase of 14% compared to revenues of $24.6 million for the same period of 2001.

Pro forma net income for the first quarter, which excludes amortization of intangibles and stock-based compensation expense, decreased 67% to $1.7 million, or $0.02 per diluted share, compared to pro forma net income of $5.2 million, or $0.08 per diluted share in the same period a year ago. Net loss, including amortization of intangibles and stock-based compensation expense, for the first quarter of 2002 was $0.6 million, or $(0.01) per share, compared to the net loss of $5.5 million during the same period of the previous year.

Revenues decreased by 15% on a sequential basis compared to the $33.1 million reported in the fourth quarter of 2001 and pro forma net income declined 72% from the $6.0 million, or $0.09 per diluted share, reported in the fourth quarter of 2001.

Highlights from the first quarter include:

•	Increased worldwide installed base of access security appliances to approximately 250,000 units;

•	SonicWALL ranked market share leader of the Worldwide VPN Hardware Market, with 13% of total unit shipments during 2001, according to a March 2002 study by Infonetics Research;

•	Formed partnerships with BellSouth and Embratel to market SonicWALL’s security solutions to broadband Internet access customers in the United States and Latin America, respectively;

•	Announced a technology partnership with Websense Inc. that integrates Websense Employee Internet Management software with SonicWALL’s entire family of access security appliances;

•	Introduced SonicWALL VPN Client 8.0 software, which enables the easy creation of VPN tunnels for secure remote access to network resources, including support for wireless networks.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding anticipated growth of our sales and unit shipments and customer acceptance of our integrated security solutions. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, the detailed description of the risks facing our business described in the “Risk Factors” in our

Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2001. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL

SonicWALL, Inc. is the leading provider of integrated Internet security appliances offering access security, transaction security and security services for the enterprise, e-commerce, SME and education markets. Core technologies include firewall, VPN, SSL, high availability, anti-virus, strong authentication with digital certificates, vulnerability assessment and content filtering. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, Calif. SonicWALL trades on the Nasdaq Stock Market under the symbol SNWL. For more information, contact SonicWALL at (408) 745-9600 or visit the company Web site at http://www.sonicwall.com.

SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Goodwill and Intangibles
and Stock-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2002	March 31, 2001
Revenue:
Product	$19,603	$19,966
License and Service	8,499	4,608

Total Revenue	28,102	24,574
Cost of Revenue:
Product	6,885	5,739
License and Service	982	164

Total Cost of Revenue	7,867	5,903

Gross Margin	20,235	18,671

Operating Expenses:
Research and development	5,112	5,394
Sales and marketing	11,524	6,722
General and administrative	2,807	1,985

Total Operating Expenses	19,443	14,101

Pro Forma Income from Operations	792	4,570
Other Income, net	1,685	3,010

Pro Forma Income before Taxes	2,477	7,580
Provision for Income Taxes	(793)	(2,426)

Pro Forma Net Income	$1,684	$5,154
Pro Forma Net Income
Per Share:
Basic	$0.03	$0.08
Diluted	$0.02	$0.08
Shares Used in
Per Share Calculations:
Basic	66,751	62,616
Diluted	70,280	67,257
Reconciliation of the above pro forma amounts to GAAP net loss:
Pro forma Net Income	$1,684	$5,154

Amortization of goodwill and intangibles	2,578	10,227
Stock-based compensation	628	926
Income tax effect	(963)	(455)

Net effect of pro forma adjustments	2,243	10,698

Net Loss	$(559)	$(5,544)

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2002	March 31, 2001
Revenue:
Product	$19,603	$19,966
License and Service	8,499	4,608

Total Revenue	28,102	24,574
Cost of Revenue:
Product	6,885	5,739
License and Service	982	164

Total Cost of Revenue	7,867	5,903

Gross Margin	20,235	18,671

Operating Expenses:
Research and development	5,112	5,394
Sales and marketing	11,524	6,722
General and administrative	2,807	1,985
Amortization of goodwill and intangibles	2,578	10,227
Stock-based compensation	628	926

Total Operating Expenses	22,649	25,254

Loss from Operations	(2,414)	(6,583)
Other Income, net	1,685	3,010

Loss before Taxes	(729)	(3,573)
Benefit from (Provision for) Income Taxes	170	(1,971)

Net Loss	$(559)	$(5,544)

Net Loss
Per Share:
Basic	$(0.01)	$(0.09)
Diluted	$(0.01)	$(0.09)
Shares Used in
Per Share Calculations:
Basic	66,751	62,616
Diluted	66,751	62,616

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2002	December 31, 2001
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$47,060	$60,908
Short term investments	184,330	166,271
Accounts receivable, net	13,099	15,642
Inventories	6,351	5,489
Prepaid expenses and other	4,611	3,384
Deferred tax asset	13,743	20,364

Total Current Assets	269,194	272,058
Property and equipment, net	6,737	6,616
Goodwill, net	195,864	189,312
Purchased intangibles, net	38,883	48,014
Other assets	356	351

	$511,034	$516,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,090	$7,400
Accrued compensation and related benefits	3,990	3,854
Other accrued liabilities	9,927	11,263
Income taxes payable	3,904	9,934
Deferred revenue	16,319	15,122

Total Current Liabilities	41,230	47,573
Deferred tax liability	16,682	17,625

Total liabilities	57,912	65,198
Shareholders’ Equity	453,122	451,153

	$511,034	$516,351

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